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                                                                    EXHIBIT 4(K)

                            COMPUCOM SYSTEMS, INC.
                         SUBORDINATED CONVERTIBLE NOTE

$3,000,000                                                      October 31, 1995

        COMPUCOM SYSTEMS, INC., a Delaware corporation whose executive offices are at 1100 N. Central Expressway, Dallas, Texas 75231 (the "Company"), for value received hereby promises to pay to Network Compatibility Group, Inc. ("Network") the principal sum of Three Million Dollars ($3,000,000.00), together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance as set forth below. All sums hereunder are payable to Network at its principal office at 130 E. Wilson Bridge Road, Suite 100, Columbus, Ohio, or at such other address as Network may, from time to time, designate.

        1. Definitions. Unless the context hereof otherwise requires or
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provides, the terms used herein shall have the following meanings:

           a. "Company" means CompuCom Systems, Inc. and any corporation which shall succeed to or assume the obligations of the Company under this Note.

           b. "Holder" means Network or its permitted transferees.

           c. "Senior Indebtedness" means the principal of and unpaid accrued interest on all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and renewals, extensions and refundings of, and indebtedness and obligations of a successor person issued in exchange for or in replacement of, indebtedness or obligations of the kind described in the preceding clause of this definition.

           d. "Note" means this Subordinated Convertible Note dated October 31, 1995.

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        2. Interest Rate. The unpaid principal balance of this Note from the
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date hereof until maturity shall bear interest at a rate equal to five percent
(5%) per annum; provided, however, that upon the occurrence of an Event of
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Default, the unpaid principal balance of this Note shall bear interest at the rate of ten percent (10%) per annum from the date of such Event of Default until the Note is repaid or the Event of Default is cured.

        3. Payment of Principal and Interest. The accrued interest on this Note
           ---------------------------------
shall be due and payable quarterly commencing February 1, 1996 and upon the occurrence of an Event of Default (as defined below). The principal on this Note shall be due and payable on the earlier to occur of (a) October 31, 1998, and
(b) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Unless the Holder in its sole discretion elects to apply payments differently, each payment on this Note shall be first credited to the discharge of interest accrued on the unpaid principal balance to the date of the payment, and the remainder shall be credited to the reduction of principal. The principal and interest due hereunder shall be evidenced by the Holder's records which, absent manifest error, shall be conclusive evidence of the computation of principal and interest balances owed by the Company to the Holder.

        4. Events of Default. If any of the events specified in this Section 4
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shall occur (herein individually referred to as an "Event of Default"), the
Holder of this Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

           a. Default in the payment of the principal or unpaid accrued interest of this Note when due and payable; or

           b. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

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           c. If within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder effecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

           d. Any declared default of the Company under any Senior Indebtedness that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by such holder; or

           e. Any default of the Company under that certain Promissory Note from the Company to Network dated of even date herewith in the principal amount of Five Million Seventy-Five Thousand Dollars ($5,075,000.00).

        5. Subordination.
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           a. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness.

           b. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the

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              Senior Indebtedness then outstanding shall be paid in full or the event of default is cured, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full or the event of default is cured. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, the Company shall immediately give notice to the Holder and, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

           c. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 5 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 5 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon the occurrence of an Event of Default, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

           d. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of subparagraph (b) above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior

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              Indebtedness and the Holder, be deemed to be a payment by the
              Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 5 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on the account of the Senior Indebtedness.

           e. The Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 5.

           f. Nothing herein shall impair the right of the Holder to convert the principal amount of this Note into shares of Common Stock of the Company in accordance with the provisions of Section 7 of this Note.

        6. Prepayment. After October 31, 1996, the Company may at any time after
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giving the Holder thirty (30) days prior written notice, prepay in whole or in part the unpaid principal balance of this Note together with all accrued interest then owing thereon without premium or penalty, and the interest shall immediately cease to accrue on any amount so prepaid.

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        7. Conversion.
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           a. Prior to payment in full of the principal balance of this Note, the Holder of this Note has the right, at the Holder's option, at any time and from time to time following the earlier to occur of
              (i) October 31, 1996, and (ii) within thirty (30) days of receiving written notice of the Company's election to prepay this Note, to convert all or any portion of the then unpaid principal balance of this Note, in accordance with the provisions of subparagraph (c) of this Section 7, into unregistered shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") of this Note by $7.74 (the "Conversion Price"). The average of the closing price of the Common Stock, as reported on the NASDAQ National Market, for the thirty (30) trading days ending October 12, 1995 is $6.19. The Conversion Price was calculated by multiplying such average closing price by 125%.

           b. Any Conversion Shares shall have registration rights set forth in the Registration Rights Agreement between the Company and Network dated of even date herewith.

           c. Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same, if the Holder is electing to convert pursuant to Section 7(a), and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued and the date on which such conversion will occur. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of conversion specified in such written notice, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. To the extent that the entire unpaid principal balance of this Note together with the accrued interest owing thereon is not being converted into Common Stock the Holder of this Note shall credit the Note on its books to the extent of the principal and interest being converted by the Holder into Common Stock.

           d. As promptly as practicable after the conversion of this Note or any part thereof, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

           e. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the

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              Company shall pay to the Holder the amount of outstanding
              principal that is not so converted. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above and for all amounts of interest accrued as of the date of conversion. In the event of any conversion of this Note pursuant to Section 7(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date specified in such notice and on and after such date the Holder of this Note entitled to receive the shares of such Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares. Upon conversion of this Note and delivery of the check described above, the Company shall be forever released from all its obligations and liabilities under this Note to the extent of the amount of unpaid principal which the Holder has elected to convert into shares of Common Stock.

           f. At all times following the conversion of this Note or any part thereof, the Company will maintain the listing of all shares of Common Stock issued upon the conversion of this Note or any part thereof on each securities exchange or market or trading system on which the Common Stock is then or at any time thereafter listed or traded.

        8. Conversion Price Adjustments.
           ----------------------------

           a. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration

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              by such holder for the additional shares of Common Stock or the
              Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

           b. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

           c. In the event of (i) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company, or (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to the Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon and (C) the new Conversion Price after giving effect to the adjustment event.

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           d. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        9.  Assignment.  Holder shall not assign or transfer this Note without
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the prior written consent of the Company; provided, however, that Holder may assign all or any part of this Note to Mark Bradley Ristas or Robert J. D'Orazio or any of their respective spouses, children, grandchildren or a trust for their benefit.

        10. Waiver and Amendment.  Any provisions of this Note may be amended,
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waived or modified upon the written consent of the Company and the Holder of this Note.

        11. Treatment of Note.  To the extent permitted by generally accepted
            -----------------
accounting principles and the provisions of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

        12. Notices.  Any notice, request or other communication required or
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permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telecopied or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telecopied in the manner set forth above and shall be deemed to have been received when delivered.

        13. No Stockholder Rights.  Nothing contained in this Note shall be
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construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of

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directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company until the conversion of this Note into Common Stock has been effected as provided in Section 7.

        14. Governing Law.  This Note shall be governed by and construed in
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accordance with the laws of the State of Ohio.

        15. Heading References.  All headings used herein are used for
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convenience only and shall not be used to construe or interpret this Note.
Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

        IN WITNESS WHEREOF, the Company has caused this Note to be issued effective as of October 31, 1995.

                                        COMPUCOM SYSTEMS, INC.


                                        By:     /s/ Robert J. Boutin
                                           ------------------------------------
                                             Robert J. Boutin, Senior Vice
                                             President and Chief Financial
                                             Officer


Name of Holder:  NETWORK COMPATIBILITY GROUP, INC.

Address:    Suite 100, 130 E. Wilson Bridge Road
            Columbus, Ohio 43085

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